EXHIBIT

                                    10.1

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                         FIRST AMENDMENT TO SALE AND
                          SUBSERVICING AGREEMENT



      This First Amendment to the Sale and Subservicing Agreement ("First Amendment") dated April ___, 2000 is entered into between Tender Loving Care Health Care Services, Inc. a Delaware corporation as Seller (as such, together with its successors and permitted assigns), ("Seller"), NPF XII, Inc. ("Purchaser") and National Premier Financial Services, Inc. ("Servicer").


                                         Background


   A. Whereas, Seller, Purchaser and Servicer are parties to a certain Sale and Subservicing Agreement dated December 8, 1999 (the "Agreement"); and

   B. Whereas, Seller, Purchaser and Servicer have determined a need to modify the required minimum consolidated net loss before taxes set forth in Section 4.1 (ee) of the Agreement.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

   1 .      Minimum Consolidated Net Loss Before Taxes. The
first sentence of Section 4.1 (ee) of the Agreement is hereby amended to read as follows: "For fiscal year ending February 28, 2000, the consolidated net profit (loss) before taxes for the Seller and its consolidated Subsidiaries shall not be less than ($16,500,000)."

   2. Incorporation. This First Amendment shall amend, and is incorporated into and made a part of the Agreement. All references to the Agreement shall mean the Agreement as amended hereby. To the extent that any term or provision of this First Amendment is or may be deemed expressly inconsistent with any term or provision in the Agreement, the terms and provisions hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement continue unchanged and remain in full force and effect.

   3. No Modification. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought. This First Amendment supersedes any drafts or prior versions of this document and represents the final agreement of the parties regarding the subject matter hereof.


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   4.       Successors and Assigns. This First Amendment will be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile shall also bind the parties hereto.

      IN WITNESS WHEREOF, the undersigned have executed this First-Amendment on the date first written above.

                        TENDER LOVING CARE HEALTH CARE SERVICES, INC.

                                    BY:      /s/ Dale R. Clift
                                    Name:       Dale R. Clift
                                    Title:      President

                        NPF XII, INC.

                                    BY:      /s/Donald H. Ayers
                                    Name:       Donald H. Ayers
                                    Title:      Vice President

                        NATIONAL PREMIER FINANCIAL SERVICES, INC.

                                    BY:     /s/ Donald H. Ayers
                                    Name:       Donald H. Ayers
                                    Title:      Vice President